Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”) and presents the combined historical financial position and results of operations of First Wave BioPharma, Inc. (“First Wave” or the “Company”) and the historical financial position and results of operations of ImmunogenX, Inc. (“ImmunogenX”), adjusted to give effect to (i) the March 13, 2024 (“Closing Date”) acquisition of ImmunogenX as further described below (the “Transaction”) and (ii) the pro forma effects of certain assumptions and adjustments described in “Notes to the Pro Forma Combined Financial Information” below.

The following unaudited pro forma combined financial information is presented to illustrate the estimated effects of the Transaction, based on the historical financial statements and accounting records of First Wave and ImmunogenX after giving effect to these transactions and the related pro forma adjustments as described in the notes included below.

The unaudited pro forma combined balance sheet as of December 31, 2023 gives effect to the Transaction as if it took place on December 31, 2023 and combines the historical balance sheets of First Wave and ImmunogenX as of such date. The unaudited pro forma combined statement of operations for the year ended December 31, 2023, combines the historical statements of operations of First Wave and ImmunogenX, giving effect to the Transaction as if it had occurred on January 1, 2023.

First Wave was preliminarily determined to be the accounting acquirer based upon the terms of the Transaction and other factors including First Wave’s security holders retaining voting control. The historical financial statements of First Wave and ImmunogenX have been adjusted to give pro forma effect to events that are (1) directly attributable to the Transaction, (2) factually supportable, and (3) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results of operations of the combined company. The unaudited pro forma combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma combined financial statements.

The unaudited pro forma combined financial information, including the notes thereto, should be read in conjunction with the separate First Wave and ImmunogenX historical financial statements referenced or included as exhibits to this Form 8-K/A.

These unaudited pro forma combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed date or for the period presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed consolidated combined financial information.

Description of the Business Combination

On March 13, 2024, First Wave acquired ImmunogenX in accordance with the terms of an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, IMMUNO Merger Sub I, Inc., a Delaware corporation (“First Merger Sub”), IMMUNO Merger Sub II, LLC, a Delaware limited liability company (“Second Merger Sub”), and ImmunogenX. Pursuant to the Merger Agreement, First Merger Sub merged with and into ImmunogenX, pursuant to which ImmunogenX was the surviving corporation (the “First Merger”). Immediately following the First Merger, ImmunogenX merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving entity and a wholly owned subsidiary of the Company (the “Second Merger” and together with the First Merger, the “Merger”). The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Under the terms of the Merger Agreement, upon the consummation of the Merger on March 13, 2024 (the “Closing”), in exchange for the outstanding shares of capital stock of ImmunogenX immediately prior to the effective time of the First Merger, the Company issued to the stockholders of ImmunogenX an aggregate of (A) 36,830 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), and (B) 11,777.418 shares of Series G Preferred Stock (as defined and described below), each share of which is convertible into 1,000 shares of Common Stock, subject to certain conditions described below. In addition, the Company assumed (i) all ImmunogenX stock options immediately outstanding prior to the First Merger, each becoming an option to purchase Common Stock subject to adjustment pursuant to the terms of the Merger Agreement (the “Assumed Options”) and (ii) all ImmunogenX warrants immediately outstanding prior to the First Merger, each becoming a warrant to purchase Common Stock subject to adjustment pursuant to the terms of the Merger Agreement (the “Assumed Warrants”). The Assumed Options are exercisable for an aggregate of 200,652 shares of Common Stock, have an exercise price of $0.81 and expire between February 1, 2031 and June 6, 2033. The Assumed Warrants are exercisable for and aggregate of 127,680 shares of Common Stock, have exercise prices ranging from $3.02 to $3.92 and expire between September 30, 2032 and September 6, 2033.

Pursuant to the Merger Agreement, the Company has agreed to hold a stockholders’ meeting to submit the following matters to its stockholders for their consideration: (i) the approval of the conversion of shares of Series G Preferred Stock into shares of Common Stock in accordance with the rules of the Nasdaq Stock Market LLC (the “Conversion Proposal”) and (ii) if deemed necessary or appropriate by the Company or as otherwise required by applicable law or contract, the approval of an amendment to the Company’s certificate of incorporation, as amended (the “Charter”), to authorize sufficient shares of Common Stock for the conversion of Series G Preferred Stock issued pursuant to the Merger Agreement (the “Share Increase Proposal” and together with the Conversion Proposal, the “Meeting Proposals”).

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2023

	First Wave (Historical)	ImmunogenX (Historical)	Transaction Accounting Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$3,711,770	$251,266	$—		$3,963,036
Accounts receivable	—	—	—		—
Prepaid expenses and other current assets	1,244,466	3,068,344	—		4,312,810
Total current assets:	4,956,236	3,319,610	—		8,275,846
Property, equipment, and leasehold improvements, net	14,565	20,853	—		35,418
Restricted cash	21,522	—	—		21,522
Operating lease right-of-use asset, net	195,440	10,704	—		206,144
Patents, net	—	668,451	(528,451)	I	140,000
In process R&D assets	—	—	63,000,000	I	63,000,000
Other intangible assets	—	19,200	210,800	I	230,000
Goodwill	1,684,182	—	17,962,939	C	19,647,121
Deposits	11,250	—	—		11,250
Other assets	—	63,558	(17,000)	I	46,558
Total assets	$6,883,195	$4,102,376	$80,628,288		$91,613,859

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$554,277	$399,283	$—		$953,560
Accrued expenses and other current liabilities	825,290	2,008,888	1,444,763	A	4,278,941
Accrued dividend payable	1,069,616	—	—		1,069,616
Current portion of operating lease liability	67,111	9,129	—		76,240
Short-term note payable	612,784	—	—		612,784
Related party promissory note	—	393,282	—		393,282
Revolving line of credit	—	6,360,000	—		6,360,000
Other current liabilities	4,239	—	—		4,239
Total current liabilities	3,133,317	9,170,582	1,444,763		13,748,662
Non-current operating lease liabilities	146,949	—	—		146,949
Deferred tax liability	—	—	15,431,108	I	571,221
			(14,859,887)	L
Convertible notes	—	8,663,804	(8,663,804)	D	—
Note payable	—	500,000	(462,000)	I	38,000
Total liabilities	3,280,266	18,334,386	(7,109,820)		14,504,832

Temporary equity:
Series G convertible preferred stock	—	—	57,790,474	E	57,790,474
	—	—	3,890,626	B	3,890,626
Total temporary equity	—	—	61,681,100		61,681,100

Stockholders' deficit:
Preferred stock	—	226	(226)	F	—
Common stock	156	101	(101)	F	162
			4	G
			2	B
Additional paid-in capital	187,931,445	4,608,364	(4,608,364)	F	190,352,587
			240,496	G
			2,060,000	H
			120,646	B
Accumulated deficit	(184,328,672)	(18,840,701)	18,840,701	F	(174,924,823)
			(1,444,763)	A
			(4,011,275)	B
			14,859,887	L
Total stockholders' deficit	3,602,929	(14,232,010)	26,057,008		15,427,927
Total liabilities, temporary equity and stockholders' deficit	$6,883,195	$4,102,376	$80,628,288		$91,613,859

See accompanying notes to the unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

	First Wave (Historical)	ImmunogenX (Historical)	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Operating expenses:
General and administrative	$10,737,609	$2,308,851	$1,444,763	A	$14,491,223
			4,011,275	B	4,011,275
Research and development	5,033,218	2,828,531	—		7,861,749
Total operating expenses (recovery)	15,770,827	5,137,382	5,456,038		26,364,247

Other income (expense):
Grant income	—	910,577	—		910,577
Change in fair value of convertible notes	—	(3,615,230)	—		(3,615,230)
Interest expense	(22,463)	(1,083,056)	—		(1,105,519)
Interest income	2,531	—	—		2,531
Other income, net	—	67,886	—		67,886
Other expense	(4,224)	—	(108,333)	J	(112,557)
Total other income (expense), net	(24,156)	(3,719,823)	(108,333)		(3,852,312)

Loss before provision (benefit) for income taxes	(15,794,983)	(8,857,205)	(5,564,371)		(30,216,559)

Provision (benefit) for state income taxes	—	791	(14,859,887)	L	(14,859,096)

Net loss	(15,794,983)	(8,857,996)	9,295,516		(15,357,463)

Preferred stock dividends	(308,128)	—	—		(308,128)
Net loss applicable to common shareholders	$(16,103,111)	$(8,857,996)	$9,295,516		$(15,665,591)

Basic weighted average shares outstanding	336,342	1,007,696			391,648
Diluted weighted average shares outstanding	336,342	1,007,696		K	391,648
Net (loss) income per share - basic	$(47.88)	$(8.79)			$(40.00)
Net (loss) income per share - diluted	$(47.88)	$(8.79)			$(40.00)

See accompanying notes to the unaudited pro forma combined financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The unaudited pro forma combined financial information was prepared using the acquisition method of accounting and is based on the historical financial statements of First Wave and ImmunogenX. The acquisition method of accounting is based on Accounting Standards Codification (“ASC”) 805, Business Combinations, with the Company as the accounting acquirer, and uses the fair value concepts defined in ASC 820, Fair Value Measurement.

ASC 805 requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, ASC 805 requires that the consideration transferred be measured at the date the acquisition is completed at the then-current market price.

ASC 820 defines the term “fair value,” sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, First Wave may be required to record the fair value of assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect First Wave’s intended use of those assets. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under the acquisition method of accounting, the assets acquired and liabilities assumed are recorded, as of the completion of the acquisition, primarily at their respective fair values, with the excess of the purchase consideration over the fair value of ImmunogenX’s net assets, allocated to goodwill, if any, and added to those of First Wave. Financial statements and reported results of operations of First Wave issued after completion of the acquisition will reflect these values and will not be retroactively restated to reflect the historical financial position or results of operations of ImmunogenX. The pro forma allocation of the purchase price reflected in the unaudited pro forma combined financial information is preliminary and thus subject to adjustment and may vary materially from the final purchase price allocation that will be completed within the measurement period, but in no event later than one year following the Closing Date.

Under ASC 805, acquisition-related transaction costs (e.g., advisory, legal and other professional fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred. Total acquisition-related transaction costs expected to be incurred by First Wave are estimated to be $5,456,038 (including amounts paid in cash and amounts paid through the issuance of Series G preferred stock and common stock) and incurred after December 31, 2023. These acquisition related transaction costs are reflected as a pro forma adjustment to the unaudited pro forma combined statements of operations.

The unaudited pro forma combined financial statements do not include any adjustments to the realization of any costs (or cost savings) from operating efficiencies, synergies, or other restructuring activities that might result from the Transaction. The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that the Company believes are reasonable under the circumstances.

The unaudited pro forma combined financial information is presented for informational purposes only and does not necessarily indicate the financial results of the combined company had the companies been combined at the beginning of the period presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined company.

Note 2. Accounting Policies and Reclassifications

Upon consummation of the Transaction, the Company performed a comprehensive review of the two entities’ accounting policies. Based on its analysis, the Company did not identify any differences that would have a material impact on the unaudited pro forma combined financial information. As a result, the unaudited pro forma combined financial information does not assume any differences in accounting policies.

As part of the preparation of these unaudited pro forma combined financial statements, certain reclassifications were made to align ImmunogenX’s financial statement presentation with that of First Wave.

Accounting for Stock Option and Warrants Conversion

The Company accounts for stock-based compensation arrangements with employees and non-employee consultants using a fair value method which requires the recognition of compensation expense for costs related to all stock-based payments, including stock options. As of the Closing Date, each ImmunogenX option prior to the business combination that is then outstanding will be converted into an option to purchase shares of First Wave common stock upon substantially the same terms and conditions as are in effect with respect to such option immediately prior to the Closing Date, subject to specific terms and conditions. Depending on the fair value measurement of the replacement awards and vesting conditions, either all or a portion of the fair value-based measure of the replacement awards will be included in measuring the consideration transferred in the asset acquisition. As the fair value measurement of the replacement awards is the same as compared to the historical awards, the fair value of the awards will be included in the consideration.

Note 3. Consideration Transferred

The preliminary fair value of the consideration totaled $60,090,974, summarized as follows:

	Shares	Amount
Common Stock of First Wave issued to ImmunogenX shareholders	36,830	$240,500
Series G Preferred Stock of First Wave issued to ImmunogenX shareholders	11,777	57,790,474
ImmunogenX stock options and warrants allocated to total consideration paid		2,060,000
Total consideration		$60,090,974

Note 4. Preliminary Estimates of Assets Acquired and Liabilities Assumed

The Company recorded the assets acquired and liabilities assumed as of the date of the acquisition based on the information available at that date. The following table presents the preliminary allocation of the total consideration paid to the estimated fair values of the assets acquired and liabilities assumed as of the acquisition date, and includes a reconciliation to the total consideration transferred:

Amount
Assets acquired
Cash and cash equivalents	88,000
Prepaid expenses and other current assets	3,132,000
Property, plant and equipment, net	19,000
Other long term assets	4,000
Patents	140,000
Trade names and trademarks	230,000
In process research and development assets	63,000,000
Goodwill	18,351,108
Total assets acquired	84,964,108

Liabilities assumed
Accounts payable	916,000
Accrued expenses and other current liabilities	855,000
Deferred tax liability	15,431,108
Short term debt	7,633,000
Long term debt	38,000
Total liabilities assumed	24,873,108

Net assets acquired	$60,091,000

The above allocation of the purchase price is based upon certain valuations and other analyses that have not been completed as of the date of this filing. Any changes in the estimated fair values of the net assets recorded for this business combination upon the finalization of more detailed analyses of the facts and circumstances that existed at the date of the Transaction will change the allocation of the purchase price. As such, the purchase price allocations for the acquisition are preliminary estimates, which are subject to change within the measurement period.

As of the completion of the acquisition, identifiable intangible assets are required to be measured at fair value, and these acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. For purposes of these unaudited pro forma combined financial statements and consistent with the ASC 820 requirements for fair value measurements, it is assumed that all acquired assets will be used, and that all acquired assets will be used in a manner that represents the highest and best use of those acquired assets.

The goodwill recorded related to the acquisition is the excess of the fair value of the consideration transferred by the acquirer over the fair value of the net identifiable assets acquired and liabilities assumed at the date of acquisition. The goodwill recorded is not deductible for tax purposes.

Note 5. Pro Forma Adjustments

The unaudited pro forma combined financial information includes pro forma adjustments that are (1) directly attributable to the Transaction (2) factually supportable, and (3) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the results of operations of the combined company.

The pro forma adjustments reflecting the completion of the transaction are based upon the accounting analysis conclusion that the Transaction should be accounted for under the acquisition method of accounting and upon the assumptions set forth below.

The pro forma adjustments, based on preliminary estimates that may change significantly as additional information is obtained, are as follows:

A.	Reflects the accrual of First Wave transaction costs of $1,444,763 to be paid in cash upon consummation of the Transaction.
B.	Reflects First Wave Acquisition Transaction advisory fee of $4,011,275 that was paid in the form of common and preferred stock.
C.	Reflects the excess consideration paid to acquire ImmunogenX over the net assets acquired.
D.	Reflects the conversion of the ImmunogenX convertible note into common shares of ImmunogenX immediately prior to the Transaction.
E.	Issuance of 11,777 shares of Series G convertible preferred stock upon consummation of the Transaction.
F.	Elimination of ImmunogenX historical equity carrying values.
G.	Issuance of 36,830 shares of common stock upon consummation of the Transaction.
H.	Issuance of 127,680 replacement warrants with a fair value of $789,000 and 200,652 options with a fair value of $1,271,000 included in the consideration transferred.
I.	Reflects application of purchase accounting under the acquisition method.
J.	Reflects amortization expense for patents and trade names/trademarks with useful lives of two and fifteen years, respectively.
K.	Anti-dilutive common share equivalents excluded from the computation of diluted net loss per share at December 31, 2023 consisted of 127,680 warrants, 200,652 stock options, and 11,777 Series G Convertible Preferred shares convertible into 11,777,418 common shares.
L.	Reflects reversal of the valuation allowance and recognition of an income tax benefit as a result of the transaction.